CERTIFICATE OF TRUST

            The undersigned, the trustees of Merrill Lynch Preferred Capital Trust V, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. ss.3810, hereby certify as follows:

            (a) The name of the business trust being formed hereby (the "Trust") is "Merrill Lynch Preferred Capital Trust V."

            (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                        Chase Manhattan Bank Delaware
                        c/o John J. Cashin
                        1201 Market Street
                        Wilmington, Delaware 19801

            (c) This Certificate of Trust shall be effective as of the date of filing.

Dated: January 8, 1998


                                     /s/ THERESA LANG
                                     ---------------------------------------
                                     Name:   Theresa Lang
                                     Title:  Regular Trustee


                                     /s/ STANLEY SCHAEFER
                                     ---------------------------------------
                                     Name:   Stanley Schaefer
                                     Title:  Regular Trustee


                                     Chase Manhattan Bank Delaware


                                     By:  /s/ JOHN J. CASHIN
                                          ----------------------------------
                                          Name:   John J. Cashin
                                          Title:  Vice President